Exhibit 10.1

Second Amendment to Strategic Collaboration Agreement

between

Weichai Power Co, Ltd.

and

Power Solutions International, Inc.

This Second Amendment to Strategic Collaboration Agreement (the “Second Amendment”) is made and entered into as of March 22, 2023 by and between

(1)

Weichai Power Co, Ltd., a company limited by shares incorporated under the laws of the People’s Republic of China and registered with the State Administration for Industry and Commerce under registration no. 370000400003581, having its business address at Section A, 197, Fu Shou East Street, High Technology Industrial Development Zone, Weifang, Shandong Province, the People’s Republic of China, Postal Code: 261061 (“Weichai”); and

(2)

Power Solutions International, Inc. a corporation constituted and validly existing in accordance with the laws of the State of Delaware, USA, with its primary headquarter in 201 Mittel Drive Wood Dale IL U.S.A. 60191 (“PSI”).

Weichai and PSI are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)	The Parties entered into a Strategic Collaboration Agreement dated as of March 20, 2017 (the “Agreement”), which expires on March 20, 2020.

(B)	The Parties entered into a First Amendment to Strategic Collaboration Agreement dated as of March 26, 2020 (the “First Amendment”), which expires on March 20, 2023.

(C)	The Parties have notified each other of their intentions to extend the term under the Agreement and to further extend the Agreement.

(D)	The Parties desire to make certain amendments to the Agreement to extend the term under the provisions as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally bound, the Parties agree as follows:

1.	Definitions All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.	Section 10.1 of the Agreement shall be amended as follows:

The Term of the Agreement shall be extended an additional three (3) years starting from March 20, 2023 and until March 20, 2026. Within two (2) months prior to the end of the term or the extension thereof, the Parties may mutually agree on the extension of this Agreement and depending on the status on each of the Collaboration Project, the Parties may mutually agree on amending the terms and conditions of this Agreement to be applied for the next extension term.

3.	Section 11.3 of the Agreement shall be amended as follows:

All notices, requests, claims, demands and other communications under this Agreement shall be in writing in Chinese and English and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

To Weichai:	Weichai Power Co, Ltd
Attn.: Executive President
Section A, 197, Fu Shou East Street
High Technology Industrial Development Zone
Weifang, Shandong Province
The People’s Republic of China
Postal Code: 261061
Fax: +86 5368 231074

To Weichai US:	Weichai America Corp.
Attention: President
3100 Golf Road Rolling Meadows
IL 60008

To PSI:	Power Solutions International, Inc.
Attention: Chief Executive Officer 201 Mittel Dr. Wood Dale IL 60191

This Agreement is written in English. The English version shall be binding on the Parties.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to Agreement to be duly executed on their behalf by their duly authorized officer as of the date first written above.

WEICHAI POWER CO., LTD.
represented by:

By:	/s/ Guo Shenggang
Name:	Guo Shenggang
Title:	Executive President

POWER SOLUTIONS INTERNATIONAL, INC.
represented by:

By:	/s/ Constantine Xykis
Name:	Constantine Xykis
Title:	CEO & CTO